C.P.A. Network, LLC
                                  P.O. Box 536
                                 Orem, UT 84059




March 26, 2002


Securities & Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Re: iBonZai.com
      File #

Commissioners:

We have read the statements made by iBonZai.com. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 26, 2002. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,




/s/ C.P.A. Network, LLC